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Exhibit 10.2

                                                             [Execution Version]

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

      THIS INTERCREDITOR AND SUBORDINATION AGREEMENT ("Intercreditor Agreement"), dated as of July 8, 2004, is by and between CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Senior Creditor" as hereinafter further defined), and CHELSEY FINANCE, LLC, a Delaware limited liability company ("Junior Creditor" as hereinafter further defined). Senior Creditor and Junior Creditor are sometimes individually referred to herein as a "Creditor" and collectively as "Creditors."

                              W I T N E S S E T H:

      WHEREAS, Junior Creditor has made a loan or provided other financial accommodations to Brawn of California, Inc., Gump's By Mail, Inc., Gump's Corp., Hanover Realty, Inc., The Company Store Factory, Inc., The Company Office, Inc., Silhouettes, LLC, Hanover Company Store, LLC, Domestications, LLC, Keystone Internet Services, LLC, and The Company Store Group, LLC (collectively, "Borrowers" as hereinafter further defined), which loans or other financial accommodations are secured by assets and properties of Borrowers and Hanover Direct, Inc. ("Hanover" as hereinafter further defined), Hanover Home Fashions Group, LLC, Clearance World Outlets, LLC, Scandia Down, LLC, LaCrosse Fulfillment, LLC, D.M. Advertising, LLC, American Down & Textile, LLC and Hanover Gifts, Inc. (collectively, "Guarantors"; and together with Borrowers, collectively, "Debtors"); and

      WHEREAS, Senior Creditor has entered or is about to enter into financing arrangements with Debtors, pursuant to which Senior Creditor may, upon certain terms and conditions, make loans and provide other financial accommodations to Debtors secured by certain assets and properties of Debtors; and

      WHEREAS, Creditors desire to enter into this Intercreditor Agreement to
(i) confirm the relative priority of the security interests of each Creditor in the assets and properties of Debtors, (ii) provide for the orderly sharing among Creditors, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and (iii) agree upon the terms of the subordination of the obligations of Debtors to Junior Creditor and related matters;

      NOW, THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

   1. DEFINITIONS

      As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

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      1.1   "Agreements" shall mean, collectively, the Senior Creditor
Agreements and the Junior Creditor Agreements.

      1.2   "Asset Sales" shall have the meaning given in the Loan Agreement.

      1.3 "Borrowers" shall mean Brawn of California, Inc., a California corporation, Gump's By Mail, Inc., a Delaware corporation, Gump's Corp., a California corporation, Hanover Realty, Inc., a Virginia corporation, The Company Store Factory, Inc., a Delaware corporation, The Company Office, Inc., a Delaware corporation, Silhouettes, LLC, a Delaware limited liability company, Hanover Company Store, LLC, a Delaware limited liability company, Domestications, LLC, a Delaware limited liability company, Keystone Internet Services, LLC, a Delaware limited liability, and The Company Store Group, LLC, a Delaware limited liability company, and their respective successors and assigns.

      1.4   "Business Day" shall have the meaning given in the Loan Agreement.

      1.5   "Capital Stock" shall have the meaning given in the Loan Agreement.

      1.6 "Certificate of Designation of the Series D Preferred Stock" shall have the meaning given in the Loan Agreement.

      1.7   "Chelsey Warrants" shall have the meaning given in the Loan
Agreement.

      1.8 "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Debtor in or upon which either or both of Creditors at any time has a Lien, and including, without limitation, all proceeds of such property and interests in property.

      1.9 "Creditors" shall mean, collectively, Senior Creditor and Junior Creditor, and their respective successors and assigns.

      1.10 "Debtors" shall mean, collectively, Borrowers and Guarantors, and their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

      1.11  "EBITDA" shall have the meaning given in the Loan Agreement.

      1.12 "Excess Availability" shall have the meaning given in the Loan Agreement.

      1.13  "Event of Default" shall have the meaning given in the Loan
Agreement.

      1.14 "Guarantors" shall mean, collectively, Hanover, Hanover Home Fashions Group, LLC, a Delaware limited liability company, Clearance World Outlets, LLC, a Delaware limited liability company, Scandia Down, LLC, a Delaware limited liability company, LaCrosse Fulfillment, LLC, a Delaware limited liability company, D.M. Advertising, LLC, a Delaware limited liability company, American Down & Textile, LLC, a Delaware limited liability

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company, and Hanover Gifts, Inc., a Virginia corporation, and their respective successors and assigns.

      1.15 "Hanover" shall mean Hanover Direct, Inc., a Delaware corporation, and its successors and assigns.

      1.16  "Incipient Default" shall have the meaning given in the Loan
Agreement.

      1.17 "Junior Creditor" shall mean Chelsey Finance, LLC, a Delaware limited liability company, and its successors and assigns.

      1.18 "Junior Creditor Agreements" shall mean, collectively, the Loan and Security Agreement, dated as of the date hereof, among Junior Creditor and Debtors and all agreements, documents and instruments at any time executed and/or delivered by Debtors or any other person to, with or in favor of Junior Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.19 "Junior Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtors to Junior Creditor, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Junior Creditor Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior Creditor Agreements or after the commencement of any case with respect to Debtors under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Junior Creditor.

      1.20 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

      1.21 "Loan Agreement" shall mean the Loan and Security Agreement, dated November 14, 1995, among Senior Creditor, Borrowers and Guarantors, as heretofore amended and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured.

      1.22 "Net Proceeds" shall have the meaning given in the Loan Agreement.

      1.23 "Payment in full" or "payment in full" shall mean the indefeasible payment and satisfaction in full in immediately available funds of all of the Senior Debt and the termination of

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the financing arrangements provided by Senior Creditor to Debtors (but not including for this purpose the refinancing or replacement of the Senior Creditor). If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Senior Debt or Senior Creditor is required to surrender or return such payment or proceeds to any person for any reason, then the Senior Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Subordination Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Senior Creditor.


      1.24 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.25 "Senior Creditor" shall mean Congress Financial Corporation, a Delaware corporation, and its successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt or is otherwise party to the Senior Creditor Agreements).

      1.26 "Senior Creditor Agreements" shall mean, collectively, the Loan Agreement and all agreements, documents and instruments at any time executed or delivered by Debtors or any other person to, with or in favor of Senior Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior
Debt).

      1.27 "Senior Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtors to Senior Creditor or its affiliates or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, in connection with or related to the Senior Creditor Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Creditor Agreements or after the commencement of any case with respect to Debtors under the U.S. Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Senior Creditor.

      1.28 "Solvent" shall have the meaning given in the Loan Agreement.

      1.29 "Subsidiary" shall have the meaning given in the Loan Agreement.

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      1.30 All terms defined in the Uniform Commercial Code as in effect in the
State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

      2. SECURITY INTERESTS; PRIORITIES; REMEDIES

      2.1 Acknowledgement of Liens. Each Creditor hereby acknowledges that the other Creditor has been granted a Lien upon the Collateral.

      2.2 Priority of Liens. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens upon the Collateral of Senior Creditor have and shall have priority over the Liens upon the Collateral of Junior Creditor and such Liens of Junior Creditor are and shall be, in all respects, subject and subordinate to the Liens of Senior Creditor therein to the full extent of the Senior Debt.

      2.3 Priorities Unaffected by Action or Inaction. The lien priorities provided in Section 2.2 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Debt or the Junior Debt, nor by any action or inaction which any Creditor may take or fail to take in respect of the Collateral.

      2.4 Rights of Third Parties; No Contest of Lien. Each Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Creditors and shall not impose on Senior Creditor any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. Junior Creditor agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of Senior Creditor and that, as between Senior Creditor and Junior Creditor, the terms of this Intercreditor Agreement shall govern even if part or all of the Senior Debt or the Liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.5 Right to Enforce Agreement. Senior Creditor shall have the exclusive right to manage, perform and enforce the terms of the Senior Creditor Agreements with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral. Junior Creditor shall not have any right to direct Senior Creditor to exercise any right, remedy or power with respect to the Collateral and Junior Creditor consents to the exercise by Senior Creditor of any such right, remedy or power. Junior Creditor

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shall not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against Senior Creditor seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and Senior Creditor shall not be liable for, any action take or omitted to be taken by Senior Creditor with respect to the Collateral. Nothing contained in this Section 2.5 shall be construed to relieve Senior Creditor from any liability to Junior Creditor for any losses suffered by Junior Creditor as a result of an action taken or omitted by Senior Creditor with respect to the Collateral which is determined to constitute gross negligence or willful misconduct pursuant to a final, non-appealable order of a court of competent jurisdiction.

      2.6 Sale and Release of Collateral.

            (a) Notwithstanding anything to the contrary contained in any of the Agreements, only Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. Junior Creditor shall, upon receipt of written notice from Senior Creditor of a proposed sale or other disposition of Collateral:

                  (i) be deemed to have automatically and without further action released and terminated any Liens it may have on the Collateral to the extent such Collateral is sold or otherwise disposed of either by Senior Creditor, any agent of Senior Creditor, or any Debtor with the consent of Senior Creditor,

                  (ii) be deemed to have authorized Senior Creditor to file UCC amendments and terminations covering the Collateral so sold or otherwise disposed of as to UCC financing statements between Debtors and Junior Creditor to evidence such release and termination,

                  (iii) promptly upon the request of Senior Creditor execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as Senior Creditor may reasonably require in connection with such sale or other disposition by Senior Creditor, Senior Creditor's agents or any Debtor with the consent of Senior Creditor to evidence and effectuate such termination and release; provided, that, any such release or UCC amendment or termination by Junior Creditor shall not extend to or otherwise affect any of the rights, if any, of Junior Creditor to the proceeds from any such sale or other disposition of Collateral; and

                  (iv) be deemed to have consented under the Junior Creditor Agreements to such sale or other disposition. In the event that for any reason Junior Creditor shall fail within five (5) days after the date requested by Senior Creditor to execute and deliver to Senior Creditor any such release documents, Senior Creditor is hereby irrevocably authorized to execute and deliver such release documents on behalf of Junior Creditor.

            (b) Notwithstanding anything to the contrary contained in this
Section 2.6, Junior Creditor shall not be deemed to release or terminate the Liens of Junior Creditor to the extent that any proceeds of the sale, transfer or other disposition of Collateral are in excess of the amount necessary to pay in full all of the Senior Debt in immediately available funds.

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      2.7 Limitation on Remedies.

      (a) Notwithstanding any rights or remedies available to a Creditor under any of the Agreements, applicable law or otherwise, Junior Creditor shall not, directly or indirectly, (i) seek to collect from any Debtor (including, without limitation, from or by way of any Collateral) any of the Junior Debt or exercise any of its rights or remedies upon a default or event of default by any Debtor under the Junior Creditor Agreements or otherwise, or (ii) seek to foreclose or realize upon (judicially or non-judicially) its Lien on any Collateral or assert any claims or interests therein (including, without limitation, by setoff or notification of account debtors), or (iii) commence any action or proceeding against any Debtor or its properties under the U.S. Bankruptcy Code or any state insolvency law or similar present or future statute, law or regulation or any proceedings for voluntary liquidation, dissolution or other winding up of any Debtor's business, or the appointment of any trustee, receiver or liquidator for any Debtor or any part of its properties or any assignment for the benefit of creditors or any marshalling of assets of any Debtor, or (iv) take any other action against any Debtor and the Collateral.

      (b) The foregoing provisions of Section 2.7(a) hereof shall not in any way limit or impair the right of Junior Creditor (i) to bid for and purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by Senior Creditor, or (ii) to participate in any administrative, legal or equitable action or proceeding against any Debtor seeking any reorganization, liquidation, bankruptcy or any other action involving the readjustment of all or any part of the Junior Debt, or other similar relief under the United States Bankruptcy Code, or (iii) to send such notices of the existence of, or any evidence or confirmation of, the Junior Debt under the Junior Creditor Agreements or the Liens of Junior Creditor in the Collateral to Debtors or any court or governmental agency, or file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of Junior Creditor in the Collateral or the Junior Debt.

      3. SUBORDINATION OF JUNIOR DEBT

      3.1 Subordination. Except as specifically set forth in Section 3.2 hereof, Junior Creditor hereby subordinates its right to payment and satisfaction of the Junior Debt and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the payment in full of all Senior Debt.

      3.2 Permitted Payments. Senior Creditor hereby agrees that, notwithstanding anything to the contrary contained in Section 3.1 hereof, Debtors may make and Junior Creditor may receive and retain from Debtors the following payments of principal, cash interest and fees, on an unaccelerated basis in respect of the Junior Debt in accordance with the terms of the Junior Creditor Agreements as in effect on the date hereof (but not any prepayments, non-mandatory payments or any payments pursuant to acceleration or claims of breach or any payment to acquire any Junior Debt or otherwise in respect of any Junior Debt):

      (a) Borrowers may pay the closing fee in respect of the Junior Debt on the date hereof in the amount of $200,000 in accordance with the terms and conditions of the Junior Creditor Agreements out of the initial loan proceeds made available by Junior Creditor to Borrowers;

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      (b) Borrowers and Guarantors may make regularly scheduled payments of interest in respect of the Junior Debt in accordance with the terms and conditions of the Junior Creditor Agreement so long as no Incipient Default or Event of Default shall exist or have occurred;

      (c) during any fiscal quarter of Hanover and its Subsidiaries commencing with the fiscal quarter of Hanover and its Subsidiaries ending September 25, 2004, Borrowers may make payments of principal in cash in respect of the Junior Debt in accordance with the terms and conditions of the Junior Creditor Agreements, so long as each of the following conditions shall have been satisfied as determined by Senior Creditor:

            (i) as of the date of any such payment and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers on such date and the immediately preceding thirty (30) consecutive days before such payment shall be not less than $7,000,000;

            (ii) the cumulative EBITDA of Hanover and its Subsidiaries, calculated based on the four (4) fiscal quarters immediately preceding the quarter in which the date of such payment occurs and for which fiscal quarter Senior Creditor has received financial statements of Hanover and its Subsidiaries, shall be not less than $14,000,000;

            (iii) the aggregate amount of such principal prepayments shall not exceed $2,000,000 in any such fiscal quarter;

            (iv) any such payment shall not be made earlier than the date that is five (5) Business Days after receipt by Senior Creditor of quarterly financial statements of Hanover and its Subsidiaries for such immediately preceding fiscal quarter delivered to Senior Creditor in accordance with the terms and conditions of Section 6.18(a)(ii) of the Loan Agreement;

            (v) as of the date of such payment and after giving effect thereto, Borrowers and Guarantors are and shall continue to be Solvent; and

            (vi) as of the date of such payment and after giving effect thereto, no Incipient Default or Event of Default shall exist or have occurred;

      (d) Borrowers may make payments of principal in cash in respect of the Junior Debt in accordance with the terms and conditions of the Junior Creditor Agreements using Net Proceeds of Asset Sales, so long as each of the following conditions shall have been satisfied as determined by Senior Creditor:

            (i) Senior Creditor shall have received at least ten (10) Business Days' prior written notice of the intention of Debtors to repay such Junior Debt, which notice shall set forth the proposed amount of principal to be repaid and such other information related thereto that Senior Creditor may reasonably request;

            (ii) Excess Availability of Borrowers for each of the immediately preceding thirty (30) days before any such repayment shall have been not less than $7,000,000 and on the date of any such repayment and after giving effect thereto, Excess Availability of Borrowers shall be not less than $7,000,000;

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            (iii) any such repayment of such Junior Debt under this clause
(iii)(c) shall be paid using only Net Proceeds of Asset Sales and not any other funds of Borrowers or Guarantors;

            (iv) all of the Series C Preferred Participating Preferred Stock shall have been repurchased, redeemed or retired in accordance with the terms and conditions of Section 7 of the Thirty-First Amendment to Loan and Security Agreement, dated July 8, 2004, among Senior Creditor, Borrowers and Guarantors and the aggregate amount of all repurchases, redemptions and retirements of such Capital Stock shall not exceed the amount of the Net Proceeds derived from the Asset Sales after application of the Net Proceeds in accordance with the terms and conditions of Section 7 of Thirty-First Amendment to Loan and Security Agreement, dated July 8, 2004, among Senior Creditor, Borrowers and Guarantors;

            (v) as of the date of such payment and after giving effect thereto, Borrowers and Guarantors are and shall continue to be Solvent; and

            (vi) as of the date of any such repayment and after giving effect thereto, no Event of Default or Incipient Default shall exist or have occurred and be continuing;

      (e) Borrowers may make payments of reasonable fees and expenses as determined by Senior Creditor in its discretion in respect of the Junior Debt in accordance with the terms and conditions of the Junior Creditor Agreements, so long as each of the following conditions shall have been satisfied as determined by Senior Creditor:

            (i) Senior Creditor shall have received at least five (5) Business Days' prior written notice of the intention of Borrowers to pay such fees, which notice shall set forth the proposed amount of the fees, and reason for the incurrence of such fees and such other information related thereto that Senior Creditor may reasonably request; and

            (ii) as of the date of any such payment and after giving effect thereto, no Event of Default or Incipient Default shall exist or have occurred and be continuing;

      (f) Borrowers and Guarantors may make payments of fees to Junior Creditor on the date hereof in the form of the issuance of the Chelsey Warrants exercisable for Series D Preferred Stock or for Capital Stock of Hanover consisting of common stock, as the case may be; provided, that, Borrowers shall not make and Junior Creditor shall not receive or retain any payments in respect of the Chelsey Warrants, the Series D Preferred Stock or the Capital Stock of Hanover consisting of common stock.

      3.3 Distributions.

            (a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Debtor or the proceeds thereof to the creditors of any Debtor or readjustment of the obligations and indebtedness of any Debtor, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of assets of any Debtor or any other action or proceeding involving the readjustment of all or any part of the indebtedness or other obligations of any Debtor or the application of the assets of any Debtor to the payment or

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liquidation thereof, or upon the dissolution or other winding up of any Debtor's business, or upon the sale of all or substantially all of any Debtor's assets, then, and in any such event, (i) Senior Creditor shall first receive indefeasible payment in full in cash of all of the Senior Debt prior to the payment of all or any part of the Junior Debt, and (ii) Senior Creditor shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, which be payable or deliverable in respect of any or all of the Junior Debt.

            (b) In order to enable Senior Creditor to enforce its rights under
Section 3.3(a) hereof, Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Junior Creditor or otherwise), but shall have no obligation, to enforce claims comprising any of the Junior Debt by proof of debt, proof of claim, suit or otherwise and take generally any action which Junior Creditor might otherwise be entitled to take, as Senior Creditor may deem necessary or advisable for the enforcement of its rights or interests hereunder.

            (c) To the extent necessary for Senior Creditor to realize the benefits of the subordination of the Junior Debt provided for herein (including the right to receive any payment and distributions which might otherwise be payable or deliverable in respect of the Junior Debt in any proceeding described in Section 3.3(a) hereof or otherwise), Junior Creditor shall execute and deliver to Senior Creditor such instruments or documents (together with such assignments or endorsements as Senior Creditor shall deem necessary), as may be requested by Senior Creditor in good faith.

      3.4 Payments Received by Junior Creditor. Except for payments received by Junior Creditor as provided in Section 3.2 hereof, should any payment or distribution or security or instrument or proceeds thereof be received by Junior Creditor in respect of the Junior Debt, Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor, segregated from other funds and property of Junior Creditor and shall forthwith deliver the same to Senior Creditor (together with any endorsement or assignment of Junior Creditor where necessary), for application to any of the Senior Debt. In the event of the failure of the Junior Creditor to make any such endorsement or assignment to Senior Creditor, Senior Creditor, or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same.

      3.5 Instrument Legend and Notation. Any instrument at any time evidencing the Junior Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Debt and subject to the terms and conditions of this Intercreditor Agreement, and (a)after being so marked certified copies thereof shall be delivered to Senior Creditor and (b)the original of any such instrument shall be immediately delivered to Senior Creditor upon Senior Creditor's request, at any time on or after the occurrence of an event of default under the Senior Creditor Agreements. In the event any legend or endorsement is omitted, Senior Creditor or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Junior Debt to the subordination thereof contained in this Agreement.

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      4. COVENANTS, REPRESENTATIONS AND WARRANTIES

      4.1 Additional Covenants. Junior Creditor and Debtors agree in favor of Senior Creditor that:

            (a) except as specifically set forth in Section 3.2 hereof, Debtors shall not, directly or indirectly, make and Junior Creditor shall not, directly or indirectly, accept or receive any payment of principal or interest or any prepayment or non-mandatory payment or any payment pursuant to acceleration or claims of breach or any payment to acquire Junior Debt or otherwise in respect of any Junior Debt;

            (b) Junior Creditor and Debtors shall not amend, modify, alter or change in any material respect the terms of any of the Junior Creditor Agreements or any other arrangements related to the Junior Debt except Debtors may, after prior written notice to Senior Creditor, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of the Junior Debt, or to reduce the interest rate or any fees in connection therewith, or to release any Liens in any assets and properties of Debtors, or to make any covenants contained therein less restrictive or burdensome as to Debtors or otherwise more favorable to Debtors;

            (c) Junior Creditor shall not sell, assign, pledge, encumber or otherwise dispose of any of the Junior Debt and guarantees, if any, except that Junior Creditor may sell, assign, pledge, encumber or otherwise dispose of the Junior Debt so long as Senior Creditor shall have received another instrument of transfer or encumbrance in form and substance satisfactory to Senior Creditor, from any purchaser, assignee, pledgee or other person acquiring any interest in the Junior Debt, acknowledging receipt of a copy of this Intercreditor Agreement together with the written Agreement of such person to be bound by the terms and conditions of this Intercreditor Agreement;

            (d) Junior Creditor shall not subordinate any of the Junior Debt to any indebtedness of Debtors other than the Senior Debt;

            (e) Junior Creditor and Debtors shall, at any time or times, upon the request of Senior Creditor, promptly furnish to Senior Creditor a true, correct and complete statement of the outstanding Junior Debt; and

            (f) Junior Creditor and Debtors shall execute and deliver to Senior Creditor such additional agreements, documents and instruments and take such further actions as may be necessary or desirable in the good faith opinion of Senior Creditor to effectuate the provisions and purposes of this Intercreditor Agreement.

      4.2 Additional Representations and Warranties.

            (a) Junior Creditor and Debtors represent and warrant to Senior Creditor that:

                  (i) as of the date hereof, the total principal amount of the Junior Debt is $20,000,000;

                  (ii) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default, exists or has occurred under the Junior Creditor Agreements; and

                  (iii) none of the Junior Debt is subject to any lien, security interest, financing statements, subordination, assignment or other claim, except in favor of Senior Creditor.

            (b) Junior Creditor further represents and warrants to Senior Creditor that:

                  (i) Junior Creditor is the exclusive legal and beneficial owner of all of the Junior Debt;

                  (ii) this Intercreditor Agreement constitutes the legal, valid and binding obligations of Junior Creditor, enforceable in accordance with its terms; and

                  (iii) to the best knowledge of Junior Creditor as of the date hereof, no court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions contemplated by the Junior Creditor Agreements and, except as previously disclosed to Senior Creditor by Debtors in writing pursuant to the letter dated as of July 8, 2004, no governmental or other action or proceeding has been threatened or commenced against Junior Creditor, seeking any injunction, restraining order or other order which seeks to avoid or otherwise modify the transactions contemplated by the Junior Creditor Agreements.

      4.3 Waivers. Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, any Debtor by Senior Creditor, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Junior Creditor and any Debtor are or may be entitled are hereby waived (except as expressly provided for herein or as to any such Debtor, in the Senior Creditor Agreements). Junior Creditor also waives notice of, and hereby consents to, (a) any amendment, modification, supplement, extension, renewal, or restatement of any of the Senior Debt or the Senior Creditor Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Senior Debt, the interest rate, fees, other charges, or any collateral, (b) the taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to Senior Creditor for the Senior Debt, (c) the exercise of, or refraining from the exercise of, any rights against any Debtor or any other obligor or any Collateral, (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt, and/or (e)Senior Creditor's election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of Junior Creditor hereunder. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Intercreditor Agreement.

      4.4 Subrogation; Marshalling.

            (a) Junior Creditor shall not be subrogated to, or be entitled to any assignment of any Senior Debt or of any Collateral or guarantees or evidence of any thereof; provided, that, upon the payment in full of all Senior Debt, Junior Creditor shall be subrogated to the extent permitted by applicable law to any of the Senior Debt. For purposes of such subrogation, no payments or distributions to Senior Creditor of any cash, property or securities to which Junior Creditor would be entitled except for the provisions of this Intercreditor Agreement and no payment over pursuant to the provisions of this Intercreditor Agreement to the Senior Creditor by or for the account of Junior Creditor shall, as among Debtors and their creditors (other than Senior Creditor and Junior Creditor) be deemed to be a payment or distribution by Debtors to or on account of the Senior Debt, it being understood that the provisions of this Intercreditor Agreement are intended solely for the purpose of defining the relative rights of Junior Creditor and Senior Creditor. If Junior Creditor have any rights to payment from Debtors as a result of any subrogation to Senior Creditor pursuant to this Section 4.4, Debtors shall, upon the written request of Junior Creditor, take such actions as may be required in order to enable Junior Creditor to obtain such payments but nothing contained herein shall obligate Senior Creditor to take any action.

            (b) Junior Creditor hereby waives any and all rights to have any Collateral or any part thereof granted to Senior Creditor marshalled upon any foreclosure or other disposition of such collateral by Senior Creditor or any Debtor.

      4.5 No Offset. In the event Junior Creditor at any time incurs any obligation to pay money to any Debtor, Junior Creditor hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by the Junior Creditor to any Debtor in connection with any such transaction any amounts Junior Creditor claims are due to it with respect to the Junior Debt.

      4.6 Bailee for Perfection.

            (a) Each Creditor hereby appoints the other as agent and bailee for the purposes of perfecting their respective Liens in and on any of the Collateral. All Collateral of a type of which a secured party is required to obtain possession in order to perfect a Lien in such Collateral under the Uniform Commercial Code shall be held by Senior Creditor on behalf of the Creditors, and possession of such Collateral by Senior Creditor shall be deemed to be possession by the Creditors for purposes of perfecting and maintaining the perfection of any Lien of any Creditor in such Held Collateral under the Uniform Commercial Code.

            (b) Notwithstanding the foregoing provisions of Section 4.6(a) hereof, in no event shall any Creditor have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Creditor hereby waives, and releases the other Creditors from, all claims and liabilities arising pursuant to the other's role as agent and bailee with respect to the Collateral.

      5. Junior Creditor Purchase Option in Bankruptcy.

            (a) To the extent that Debtors may be subject to a proceeding under the United States Bankruptcy Code, Junior Creditor shall have the option at any time upon not less than thirty (30) days' prior written notice to Senior Creditor to purchase all of the Senior Debt from Senior Creditor. Such notice from Junior Creditor to Senior Creditor shall be irrevocable.

            (b) Senior Creditor agrees, subject to the terms and conditions set forth herein, to sell to Junior Creditor the Senior Debt so long as each of the following conditions shall have been satisfied as determined by Senior
Creditor:

            (i) Senior Creditor shall have obtained all necessary approvals and consents of any court, governmental authority or other Person that Senior Creditor may determine is necessary or desirable in its good faith judgment,

            (ii) Senior Creditor shall retain all rights to be indemnified or held harmless by Borrowers and the other Debtors in accordance with the terms of the Senior Creditor Agreements;

            (iii) Junior Creditor shall pay to Senior Creditor as the purchase price for the Senior Debt the full amount of all the Senior Debt then outstanding and unpaid (including, without limitation, all principal, interest, fees and expenses, including attorneys' fees and legal expenses and including the early termination fee payable pursuant to the terms of the Senior Creditor Agreements),

            (iv) Junior Creditor shall furnish cash collateral to Senior Creditor in such amounts as Senior Creditor determines are reasonably necessary to secure Senior Creditor in connection with any issued and outstanding letters of credit provided by Senior Creditor (or letters of credit that Senior Creditor has arranged to be provided by third parties pursuant to the financing arrangements of Senior Creditor with Borrower or any Obligor) to Borrower or any Obligor (in an amount equal to 110% of the aggregate undrawn face amount of such letters of credit or such greater or lesser amount in accordance with Senior Creditors practices),

            (v) Junior Creditor shall agree to reimburse Senior Creditor for any loss, cost, damage or expense (including attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Debt, or as to which Senior Creditor has not yet received final payment,

            (vi) Junior Creditor shall agree to reimburse Senior Creditor in respect of indemnification obligations of Debtors under the Senior Creditor Agreements,

            (vii) Junior Creditor shall pay to Senior Creditor the early termination fee payable pursuant to the terms and conditions of the Senior Creditor Agreements; and

            (viii) the sale by Senior Creditor shall be expressly made without any representation or warranty of any kind or nature by Senior Creditor as to the Senior Debt or otherwise and without recourse to Senior Creditor, except that Senior Creditor shall represent and warrant: (A) the amount of the Senior Debt being purchased, (B) that Senior Creditor owns the Senior Debt free and clear of all Liens and (C) Senior Creditor has the right to assign the Senior Debt.

      6. MISCELLANEOUS

      6.1 Amendments. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by each of the parties to be bound thereby.

      6.2 Successors and Assigns.

            (a) This Intercreditor Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each of Creditors and its respective successors, participants and assigns.

            (b) Senior Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Debt and the Collateral securing same; provided, that, Junior Creditor shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Senior Debt and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through Senior Creditor. In connection with any participation or other transfer or assignment, Senior Creditor (i)may disclose to such assignee, participant or other transferee or assignee all documents and information which Senior Creditor now or hereafter may have relating to the Senior Debt or the Collateral and (ii)shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement.

            (c) Junior Creditor agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any assignee or transferee of any or all of the Senior Debt, or any or all rights of Senior Creditor in the property of any Debtor (other than pursuant to a participation) or any third person who otherwise refinances, succeeds to or replaces any or all of Senior Creditor's financing of Debtors

      6.3 Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against any Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Debtor shall be deemed to apply to a trustee for such Debtor and any Debtor as debtor-in-possession. The relative rights of Senior Creditor and Junior Creditor to repayment of the Senior Debt and the Junior Debt, respectively, and in or to any distributions from or in respect of such Debtor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, such Debtor as debtor-in-possession.

      6.4 Bankruptcy Financing. If any Debtor shall become subject to a proceeding under the U.S. Bankruptcy Code and if Senior Creditor desires to permit the use of cash collateral or to provide financing to Such Debtor under either Section 363 or Section 364 of the U.S. Bankruptcy Code, Junior Creditor agrees as follows: (a)adequate notice to Junior Creditor shall have been provided for such financing or use of cash collateral if Junior Creditor receives notice two (2) business days prior to the entry of the order approving such financing or use of cash collateral and (b)no objection will be raised by Junior Creditor to any such financing or use of cash collateral on the ground of a failure to provide "adequate protection" for Junior Creditor's junior Liens on the Collateral or any other grounds, provided Junior Creditor retains a Lien on the post-petition Collateral with the same priority as existed prior to the commencement of the proceeding under the U.S. Bankruptcy Code. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 5.5 hereof, to Junior Creditor.

      6.5 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To Senior Creditor:        Congress Financial Corporation
                           1133 Avenue of the Americas
                           New York, New York 10036
                           Re:  Hanover Direct, Inc.
                           Attention:  Regional Portfolio Manager

To Junior Creditor:        Chelsey Finance, LLC
                           712 Fifth Avenue, 45th Floor
                           New York, New York 10019
                           Attention: Stuart Feldman

With a copy to:            Swidler Berlin Shereff Friedman, LLP
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention:  Richard A. Goldberg, Esq.

Either Creditor may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 5.5, but such change shall not be effective until notice of such change has been received by the other Creditors.

      6.6 Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

      6.7 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

      6.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Intercreditor Agreement.

      6.9 Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

      6.10 No Third Parties Benefited. Except as expressly provided in Section
5.2 hereof, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

      6.11 Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Debtors and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Junior Debt or Senior Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Debtor's title to or right to transfer any of the Collateral, or (c)any other matter except as expressly set forth in this Intercreditor Agreement.

      6.12 Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible satisfaction in full of all Senior Debt and the termination of the financing arrangements between Senior Creditor and Debtors.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

                                CONGRESS FINANCIAL CORPORATION

                                By: ___/s/ Eric Storz________________

                                Title:_A/V//P____________________

                                CHELSEY FINANCE, LLC

                                By: ____Scott Lesser_________

                                Title: _Executive Vice President___

                                 ACKNOWLEDGMENT

      The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

      The undersigned agrees that any Creditor holding Collateral does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Creditor upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Creditor have been fully paid and performed.

      The undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement, it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement, (ii) in the event of a breach by the undersigned or Junior Creditor of any of the terms and provisions contained in the foregoing Intercreditor Agreement, such a breach shall constitute an "Event of Default" as defined in and under the Senior Creditor Agreements and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Creditor to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

                                BRAWN OF CALIFORNIA, INC.

                                By:    /s/ Steven Seymour
                                   -----------------------------
                                Name:  Steven Seymour
                                Title: President

                                GUMP'S BY MAIL, INC.

                                By:    /s/ Jed Pogran
                                  -------------------------------
                                Name:  Jed Pogran
                                Title: President

                                GUMP'S CORP.

                                By:    /s/ Jed Pogran
                                  -------------------------------
                                Name:  Jed Pogran
                                Title: President
                                HANOVER REALTY, INC.

                                By:    /s/ Doug Mitchell
                                  --------------------------------
                                Name:  Doug Mitchell
                                Title: President

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                THE COMPANY STORE FACTORY, INC.

                                By:    /s/ David Pipkorn
                                   ---------------------------------
                                Name:  David Pipkorn
                                Title: President

                                THE COMPANY OFFICE, INC.

                                By:    /s/ David Pipkorn
                                   ----------------------------------
                                Name:  David Pipkorn
                                Title: President

                                SILHOUETTES, LLC

                                By:    /s/ Charles E. Blue
                                   ---------------------------------
                                Name:  Charles E. Blue
                                Title: President

                                HANOVER COMPANY STORE, LLC

                                By:    /s/ Charles E. Blue
                                   ----------------------------------
                                Name:  Charles E. Blue
                                Title: President

                                DOMESTICATIONS, LLC

                                By:    /s/ Charles E. Blue
                                   -----------------------------------
                                Name:  Charles E. Blue
                                Title: Vice President

                                KEYSTONE INTERNET SERVICES, LLC

                                By:    /s/ Charles E. Blue
                                   -----------------------------------
                                Name:  Charles E. Blue
                                Title: Vice President

                                THE COMPANY STORE GROUP, LLC

                                By:    /s/ Charles E. Blue
                                   ------------------------------------
                                Name:  Charles E. Blue
                                Title: President

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                HANOVER DIRECT, INC.

                                By:    /s/ Charles E. Blue
                                   -------------------------------------

                                Name:  Charles E. Blue
                                Title: Senior Vice President and
                                       Chief Financial Officer

                                HANOVER HOME FASHIONS GROUP, LLC

                                By:      /s/ Charles E. Blue
                                   -------------------------------------
                                Name:  Charles E. Blue
                                Title: Vice President

                                CLEARANCE WORLD OUTLETS, LLC

                                By:      /s/ Charles E. Blue
                                   ------------------------------------
                                Name:  Charles E. Blue
                                Title: President

                                SCANDIA DOWN, LLC

                                By:      /s/ David Pipkorn
                                   -------------------------------------
                                Name:  David Pipkorn
                                Title: President

                                LA CROSSE FULFILLMENT, LLC

                                By:      /s/ Charles E. Blue
                                  --------------------------------------
                                Name:  Charles E. Blue
                                Title: President

                                D.M. ADVERTISING, LLC

                                By:      /s/ Charles E. Blue
                                   --------------------------------------
                                Name:  Charles E. Blue
                                Title: President

                                AMERICAN DOWN & TEXTILE, LLC

                                By:      /s/ David Pipkorn
                                   --------------------------------------
                                Name:  David Pipkorn
                                Title: President

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                HANOVER GIFTS, INC.

                                By:    /s/ Doug Mitchell
                                   ---------------------------------------
                                Name:  Doug Mitchell
                                Title: President